THIS INDENTURE OF LEASE made as of November 1, 2012

BETWEEN:

TORO HOLDINGS LTD., a company incorporated under the laws of British Columbia, with mailing address at 12440 - 241 Street Maple Ridge, British Columbia V4R 1N3

(the "Landlord")

OF THE FIRST PART

AND:

NORTHERN VINE CANADA INC. (Inc. No. BC0718177), a company incorporated under the laws of British Columbia, with mailing address at 104 - 9295 198th Street, Langley, BC V8M 3J9

(the "Tenant")

OF THE SECOND PART

AND:

MICHAEL WITHROW of 21141 - 80B Avenue, Langley, BC V3Y 0J5

(collectively, the "Indemnifier")

OF THE THIRD PART

WITNESSETH:

That in consideration of the mutual covenants and agreements hereinafter respectively reserved and contained, the parties hereto covenant and agree each the other as follows:

1.	BASIC TERMS AND DEFINITIONS

1.1. For the purpose of this Indenture, the basic terms and words set out below shall have the meanings herein ascribed to them.

(i.)	Leased Premises:
104-9295 198th Street, Langley, British Columbia V1M 3J9 and legally described as PID: 015-551-768; Strata Lot 4 Section 34 Township 8 New Westminster District Strata Plan NW3095

(ii.)	Area of Leased Premises: approximately 3742 square feet.

(iii.)	Commencement Date: November 1, 2012

(iv.)	Maturity Date: October 31, 2015

(v.)	Term: Three (3) years commencing from the Commencement Date.

(vi.)	Option: One (1) three (3) year option to be exercised pursuant to paragraph 51.1 contained hereof.

(vii.)	Minimum Rent will be charged only on two thousand, seven hundred and forty two (2,742) square feet of the Leased Premises and will be as follows:

Year	Minimum Rent per Year	Minimum Rent per Month
November 1, 2012 to October 31 2013	$21,936.00	$1,828.00
November 1, 2013 to October 31, 2014	$22, 594.08	$1,882.84
November 1, 2014 to October 31, 2015	$28,242.60	$1,882.84

For greater certainty, there is no Minimum Rent charged on one thousand (1,000) square feet of the Leased Premises. This provision shall not be assigned to or apply to subsequent tenants of the Leased Premises.

(viii.)	Additional Rent means:

(a)	the reasonable and necessary, out of pocket costs and expenses actually paid by the Landlord in any calendar year directly attributable to maintaining, operating, administering and providing services to and for the common areas, including the costs of utilities, maintenance, supplies and wages (the "Maintenance Fee");

(b)	general real estate taxes and assessments payable with respect to the Leased Premises that are imposed by any authority having the power to tax any legal or equitable interest of the Landlord in the Leased Premises (the "Property Taxes"); and

(c)	the insurance required to be carried by the Landlord for the Leased Premises (if applicable) (the "Landlord's Insurance").

Commencing on November 1, 2012, for each calendar year of the Term (prorated for any calendar year falling partially within the Term), the Tenant shall pay to the Landlord, as additional rents, the estimated Maintenance Fee, the Landlord's Insurance; and the Property Taxes for the calendar year. The monthly estimated Additional Rent for 2012 is $635.21 per month. There shall be readjustment pursuant to section 5.2.

(ix.)	Rent: The Minimum Rent plus the Additional Rent together with all applicable Harmonized Sales Tax ("HST") or any such applicable taxes in force from time to time.

(x.)	Commencement of Rent Payment: Minimum Rent: November 1, 2012 Additional Rent: November 1, 2012

(xi.)	Possession Date: November 1, 2012. From the Possession Date, the Tenant shall pay, as the same become due respectively, all rates and charges for electric current, gas, water, sewer, air conditioning, heat, power, telephone and all other public or private utilities and services supplied at any time to the Leased Premises.

(xii.)	Deposit: $1,802.04. This Deposit bears no interest and will be held by the Landlord as a security deposit over the Term (See paragraph 5 hereof).

(xiii.)	Permitted Use of the Leased Premises: the Tenant will use the premises solely for Pharmaceutical Products/Natural Health Products/Soft Capsules Manufacturing.

(xiv.)	Tenants Trade Name: NORTHERN VINE CANADA INC. .

2.	DEMISE

2.1 In consideration of the rents, covenants, agreements and conditions hereinafter respectively reserved and contained, the Landlord hereby lease to the Tenant the Leased Premises.

3.	TERM AND POSSESSION

3.1 The Landlord shall lease to the Tenant and the Tenant shall lease from the Landlord, the Leased Premises for the Term, commencing on the Commencement Date and ending on the Maturity date, or extension thereof.

4.	ACCEPTANCE OF PREMISES AND PARKING

4.1 The Landlord shall provide the Leased Premises on an "as is" basis.

4.2 The Tenant shall examine the Leased Premises before and on taking possession hereunder, for the preparation of the Leased Premises and the installation of all leasehold improvements and Tenant's fixturing, and any such taking of possession shall be conclusive as against the Tenant that at the time thereof, the Leased Premises were in good and satisfactory condition, and that all undertakings, if any, of and all representations, if any, of the Landlord respecting the condition of the Leased Premises have been fully satisfied and performed by the Landlord.

5.	RENT AND DEPOSIT

5.1 The Tenant will pay Rent to the Landlord at such place as the Landlord may from time to time direct, such Rent is payable in advance. The first instalment of the Minimum Rent is payable on November 1, 2012 and the first instalment of the Additional Rent are payable on November 1, 2012. HST or any such taxes as amended, is due and payable by the Tenant and shall be added to and paid with the monthly instalments.

5.2 For each calendar year of the Term, within thirty (30) days after the end of each calendar year, the Landlord shall furnish to the Tenant, at the notice address provided herein, a statement setting forth: (i) the Landlord's actual costs for the Property Taxes, the Maintenance Fee and the Landlord's Insurance; (ii) the amount of the Tenant's annual Additional Rent; and (iii) the sum of the Tenant's monthly estimated Additional Rent payments made during the year. If the sum of the Tenant's annual Additional Rent during the year exceeds the sum of the Tenant's monthly estimated Additional Rent payments, the Tenant shall pay the deficiency to the Landlord within thirty (30) days after the Tenant's receipt of such statement. If the sum of the Tenant's monthly estimated Additional Rent payments during the year exceeds the amount of the Tenant's annual Additional Rent, the Landlord shall pay the excess to the Tenant at the time the Landlord furnishes the statement.

5.3 On the Possession Date, the Tenant shall delivery twelve (12) consecutive post-dated cheques for payment of the Rent. The Tenant agree to replace the postdated cheques for the ensuing year on the month prior to the last cheque for the preceding year being utilized.

5.4 The Deposit shall be held by the Landlord without interest as security for the performance by the Tenant of all obligations imposed under this lease which the Tenant is required to perform. If the Tenant fails to perform such obligations, the Landlord shall be entitled to apply the Deposit against damages with it may

5.5 sustain by reason of the Tenant's failure to perform such obligations, including but not limited to any damage to the Leased Premises caused by the Tenant but such application shall not preclude the Landlord from recovering greater damages if such are incurred.

5.6 If the whole or any part of the Deposit is applied by the Landlord, the Tenant will forthwith pay to the Landlord a sufficient amount to restore the Deposit to the amount specified in Section 1.1 (xiii) and the Tenant's failure to do so within ten (10) days after demand will constitute a breach of this Lease.

5.7 Upon the expiration of the Term, the Landlord will refund the Tenant the Deposit less such deductions for damage without interest, within three (3) weeks from the Maturity Date.

6.	PAYMENTS TO THE LANDLORD

6.1 All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord or to such agent or agents of the Landlord as the Landlord shall hereinafter from time to time direct.

7.	NET LEASE

7.1 All rents provided to be paid by the Tenant hereunder shall be paid without any deduction, abatement or set-off whatsoever, it being the intention of the Lease that all expenses, costs, payments and outgoings, incurred in respect of the Leased Premises, or for any other matter or thing affecting the Leased Premises shall (unless otherwise expressly stipulated herein to the contrary) be borne by the Tenant, and that the rent herein provided shall be absolutely net to the Landlord and free of all deduction, abatement, set-off, realty taxes, charges, rates, assessments, expenses, costs, payments or outgoings of every nature arising from or related to the Leased Premises; and that the Tenant shall pay all such taxes, charges rates, assessments, expenses, costs, payments and outgoings.

8.	MISCELLANEOUS TEN'S COVENANTS

8.1 The Tenant covenants and agrees with the Landlord as follows:

(i)	to, during the said term, pay unto the Landlord the Rent hereby reserved, in manner hereinbefore mentioned, without any deduction whatsoever;

(ii)	to pay promptly when due all business, sales, machinery, equipment and all other taxes, assessments, charges and rates, as well as any permit or license fees, attributable to the Leased Premises;

(iii)	to obtain and take out a business license from the City or the lawful authority having jurisdiction over such matter prior to conducting any business from the Leased Premises; if the Tenant fails to obtain and keep a valid business license at all times, the Landlord at its discretion, may terminate this Lease, and the Landlord reserves the right to do so without compensation or indemnification to the Tenant; and to save the Landlord harmless against any claims that may arise as a result of the Tenant's failure to keep in full force and effect a business license.

9.	TENANT'S ACCOUNTS

9.1 All accounts submitted by the Landlord for which the Tenant is responsible shall be due and payable five (5) days after the delivery of the same to the Tenant.

10.	UTILITIES

10.1 The Tenant shall pay, as the same become due respectively, all rates and charges for electric current, gas, water, sewer, air conditioning, heat, power, telephone and all other public or private utilities and services supplied at any time to the Leased Premises.

10.2 The Tenant will, during each and every year or portion thereof, during the Terms, indemnify and keep indemnified the Landlord in respect of all loss, costs, charges and expenses occasioned by or arising from the non-payment of any and every such tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Tenant or any subtenant or licensee or other persons occupying or using the Leased Premises or any part thereof.

10.3 The Tenant will arrange for additional garbage removal services if required to do so by the Landlord.

11.	REMOVAL OF FIXTURES AND SECURITY INTEREST

11.1 Subject to Section 11.4, on expiration of the Term or earlier termination of this Lease, all alterations, additions, improvements and fixtures constructed and installed in the Leased Premises for the purpose of normal store operations and attached in any manner to the floors, walls or ceiling, shall be deemed to be fixtures and shall remain upon and be surrendered with the Leased Premises and become the property of the Landlord absolutely, except to the extent the Landlord requires removal thereof pursuant to Section 11.3.

11.2 Subject to Section 11.4, if the Tenant abandons the Leased Premises or if this Lease is terminated before the proper expiration of the Term due to a default on the part of the Tenant then, as of the moment of default by the Tenant, all fixtures, chattels and moveables of the Tenant shall, except to the extent the Landlord requires the removal thereof pursuant to Section 00.3 or except as otherwise herein provided, become and be deemed to be property of the Landlord, without indemnity to the Tenant and as additional liquidated damages in respect of such default, without prejudice to any other right or remedy of the Landlord.

11.3 Notwithstanding that any trade fixtures, furnishings, alterations, additions, improvements or fixtures are or may become the property of the Landlord pursuant to the other provisions of this Section 11, the Tenant shall forthwith remove the same and shall make good any damage caused to the Leased Premises resulting from the installation and removal thereof, all at the Tenant's expense, should the Landlord so require by notice to the Tenant and whether or not the Term of this Lease has expired or otherwise been terminated. Further, the Tenant shall make good any damage caused to the Leased Premises resulting from the installation or removal therefrom the any of the Tenant's trade fixtures and chattels.

11.4 The Tenant shall not create a security interest in fixtures, goods which may be fixtures, chattels or moveables, and shall not permit the filing of a notice pursuant to the Personal Property Security Act of British Columbia or otherwise against this Lease, the Leased Premises or the leasehold improvements in the Leased Premises, unless prior written notice is given to the Landlord and unless the secured party covenants with the Landlord that the secured party's interest is subordinate to the Landlord's interest.

12.	TENANT'S INSURANCE

12.1 The Tenant shall at its expense provide and maintain in force during the Term of this Lease or of any renewal thereof plate glass insurance, for the benefit of the Landlord and the Tenant, covering all plate glass in the Leased Premises, including plate glass windows and doors, in an amount equal to the full insurable value thereof, and public liability and property damage insurance, for the benefit of the Landlord and the Tenant, in such reason able amounts as may be required by the Landlord in respect of injury of death to one or more persons or property damage.

12.2 The Tenant shall take out and keep in force during the Term or of any renewal thereof, comprehensive public liability and property damage insurance on an occurrence basis with respect to the basis with respect to the business carried on, in or from the Leased Premises and the Tenant's use and occupancy thereof. Such insurance shall include an "each occurrence" limit of not less than $2,000,000.00 and a general aggregate limit of not less than $5,000,000.00, and such insurance will include the Landlord as an additional insured and will protect the Landlord in respect of claims by the Tenant as if the Landlord was separately insured.

12.3 All insurance shall be effected with insurers and brokers and upon terms and conditions satisfactory to the Landlord and copies of all policies shall be delivered to the Landlord prior to the Landlord granting possession of the Leased Premises to the Tenant.

12.4 All such policies of insurance shall contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord thirty (30) days' prior written notice thereof.

12.5 The Tenant agrees that if it does not provide or maintain in force such insurance, the Landlord may take out the necessary insurance and pay the premium therefor for periods of one (1) year at a time, and the Tenant shall pay to the Landlord as additional rent the amount of such premium immediately on demand.

12.6 .In the even that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

12.7 All such policies of insurance shall contain a Waiver of Subrogation clause in favor of the Landlord.

12.8 Any other form or forms of insurance as the Tenant or the Landlord or the mortgagees of the Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Tenant would protect itself.

12.9 During the Term or of any renewal thereof, the Landlord shall obtain and keep in full force and effect building insurance against loss by fire.

13.	ACTS CONFLICTING WITH INSURANCE

13.1 The Tenant shall not do or permit to be done any thing or any act which may render void or voidable, or conflict with the requirements of any policy or policies of insurance, including any regulations of fire insurance underwriters applicable to such policy or policies, whereby the Leased Premises are insured, or which may cause any increase in premium to be paid in respect of any such policy or policies. In the event that any policy or policies is or are cancelled by reason of any act or mission of the Tenant, the Landlord shall have the right at its option to terminate this Lease forthwith by giving notice of termination to the Tenant, and in the event that the premium to be paid in respect of any such policy or policies is increased by any act or omission of the Tenant, the Tenant shall pay to the Landlord the amount by which said premium shall be so increased.

14.	REPAIR

14.1 The Tenant covenants with the Landlord to repair the Leased Premises, including the glass and doors. The Tenant also covenants with the Landlord to leave the Leased Premises in good repair, including interior painting if, in the opinion of the Landlord, such painting is required for reasons other than reasonable wear and tear or is required because of damage done by the Tenant to the Leased Premises, and to permit the Landlord to enter and view the state of repair and to repair according to notice in writing; reasonable wear and tear and damage by fire, lightning and tempest, and other casualty against which the Landlord is insured, and repairs of a structural nature, are expressly excepted from this covenant of the Tenant to

14.2 repair. If the Leased Premises shall be damaged or destroyed through negligence, carelessness or misuse by the Tenant, its servants, agents, employees or anyone permitted by it to be in the Leased Premises, the expense of the necessary repairs, replacement or alterations shall be borne by the Tenant, who shall pay them to the Landlord forthwith on demand.

14.3 The Tenant covenants with the Landlord to maintain and repair a the Tenant's sole expense, during the whole of the term herein, all equipment, appurtenances and improvements with the Leased Premises, including without limiting the generality of the foregoing, all electrical fixtures, heating equipment, ventilation equipment, plumbing fixtures and equipment, refrigeration equipment, wiring and air conditioning systems, and further to permit the Landlord to enter and view the state of repair of same and to repair according to notice in writing. Provided further that if such equipment shall be damaged or destroyed or rendered inoperable or require replacement through the negligence, carelessness or misuse by the Tenant, its servants, agents, employees or anyone permitted by it to e in the Leased Premises, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant, who shall pay them to the Landlord forthwith on demand.

15.	USE OF LEASED PREMISES

15.1 The Tenant covenants not to sue or permit the Leased Premises or any part thereof to be used for any purpose other than the purpose for which the Leased Premises are hereby leased without the written consent of the Landlord, which consent may not be unreasonably withheld.

16.	USE AND ALTERATION OF THE PLACE

16.1 The Tenant covenants not to do or suffer any waste or damage, disfiguration, or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to place therein any safe, heavy business machine, or other heavy thing, without first obtaining the consent in writing of the Landlord.

16.2 The Tenant shall not without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, make any alterations, repairs or improvements to the Leased Premises. The Tenant shall submit tot eh Landlord detailed plans and specifications of any such work or installation when applying for consent, and the Landlord reserves the right to recover from the Tenant the cost of having its architects or engineers examine such plans and specifications. The Landlord may require that any or all work to be done or materials to be supplied with respect to alterations, repair or improvements to the Leased Premises shall be done or supplied by workmen or by contractors first approved by the Landlord, such approval not to be unreasonably withheld. In any event, any or all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to terms and conditions, if any, as the Landlord may prescribe. Any connections of apparatus to the electrical system other than a connection to an existing base receptacle or any connection of apparatus to the plumbing and mechanical systems shall be deemed to be an alteration within the meaning of this clause.

16.3 The Tenant covenants with the Landlord that the Tenant shall promptly pay all charges incurred by the Tenant for any work, materials or services that may be done, supplied or performed in respect of the Leased Premises and shall forthwith discharge any liens at any time filed against and keep the lands and premises of which the Leased Premises form a part, free from all liens and in the event that the Tenant fails to do so, the Landlord may, but shall be under no obligation to, pay into Court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid, together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Tenant to the Landlord as additional rent. The Tenant shall allow the Landlord to post and keep posted on the Leased Premises any notices that the Landlord may desire to post under the provisions of the Builders' Lien Act or other legislation.

16.4 Except to the extent the Landlord requires the removal thereof pursuant to Section II, any additions to or alterations of the Leased Premises, except furniture, trade fixtures, counters, partitions and other improvements removable without damage to the Leased Premises, shall become part of the reality and the property of the Landlord.

16.5 The Tenant shall not, without the prior written consent of the Landlord, such consent not to be unreasonably withheld, put up any window drapes, blinds, awnings or other similar things.

16.6 Any work carried out by the Tenant or its employees, agents or contractors will be done in a professional manner.

17.	NO NUISANCE

17.1 The Tenant shall not at any time during the said term, use, exercise or carry on or permit or suffer to be used, exercised or carried on, in or upon the Leased Premises or any part thereof any noxious or offensive art, trade, business, occupation or calling, and no act, matter or thing whatsoever shall at any time during the said Term be done in or upon the Leased Premises or any part thereof which shall or may be used to grow to the annoyance, nuisance, damage or disturbance of the occupiers or owners of adjoining land and properties.

18.	COMPLIANCE WITH THE BY-LAWS, REGULATIONS, LAWS, ETC.

18.1 The Tenant covenants that it shall promptly, at its expense, comply with, and observe, the requirements of all statutes, by-laws, laws, ordinances, regulations and orders at any time in force during the Term hereof which are applicable to the Tenant or its business, with respect to the condition, maintenance, use or occupation of the Leased Premises by the Tenant, including any regulation, order or requirement of the Canadian Fire Underwriters' Association or any successor body having similar functions and of any liability or fire insurance company by which the Landlord and Tenant or either of them may be insured at any time during the Term hereof, whether or not such by-law law, regulation, ordinance or order be of a kind now existing or within the contemplation of the Landlord or the Tenant, and in so doing, the Tenant shall be required at its expense to make any necessary alterations, repairs, additions or deletions in, on, upon, or used in connection with or appurtenant to the Leased Premises or any part thereof.

18.2 The Tenant is aware that the operating hours of the business in the Leased Premises may be subject to the by-laws and regulations, and such by-laws and regulations may be subject to changes from time to time. It is the responsibility of the Tenant to ensure that its operating hours be in compliance with the such bylaws and regulations

19.	INDEMNIFICATION

19.1 Save as otherwise herein provided, the Tenant covenants with the Landlord to indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits, liens or rights of lien, causes of action or actions relating to the use or occupation of the building containing the Leased Premises and the Leased Premises by the Tenant and licensees, invitees, agents and employees of the Tenant or by anyone permitted to be on the Premises by the Tenant and those for whom the Tenant is in law responsible including, without limiting the generality of the foregoing, all claims arising out of:

(i.)	any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

(ii.)	any damage to property of the Tenant, any subtenant, Licensee, and all persons claiming through or under him, them, or any of the, or damage to any other property howsoever occasioned by the use and occupation of the Leased Premises;

(iii.)	any injury to person or persons, including death resulting at any time therefrom, occurring in, upon or at or about the Leased Premises and against and from all costs, legal fees, expenses and liabilities incurred with respect to any such claim or any action or proceeding brought thereon.

19.2 Such indemnification in respect of any such breach, violation and non-performance, damage to property, injury or death, occurring during the Term of the Lease shall survive the expiration or other termination of this Lease, anything in this Lease to the contrary notwithstanding; provided however that such indemnification shall in no event extend to the direct primary and proximate results of the negligence of the Landlord, its agents, employees or representatives.

20.	LANDLORD MAY PERFORM COVENANTS

20.1 The parties hereto agree that if the Tenant shall fail to perform or cause to be performed each and every one of the covenants and obligations of the Tenant in this Lease contained, the Landlord, without limiting any other remedy which it may have, shall have the right at all times to enter the Leased Premises for the purpose of curing any such default of the Tenant, and no such entry for such purpose shall be deemed to work a forfeiture or termination of this Lease, and the Tenant shall permit such entry. The Landlord shall give not less than seven (7) days' notice to the Tenant of its intention to enter the Leased Premises for such purpose but may enter upon a shorter period of notice or without notice where, in the Landlord's reasonable judgment, there is real or apprehensive emergency or danger to persons or property, or where any delay in remedying such default would or might materiality prejudice the Landlord. For the purpose of curing the default of the Tenant under the covenants of this Lease, the Landlord may perform or cause to be done such things as may be necessary or incidental thereto, (including, without limiting the foregoing, the right to make repairs, installations, erections, and expend moneys). The Tenant shall reimburse the Landlord upon demand for all expenses incurred by the Landlord in remedying any such default, together with interest thereon at eighteen (I 8) per annum from the date incurred until paid. The Landlord shall be under no obligation to remedy any default of the Tenant, and shall not incur any liability to the Tenant for any action or omission in the course of its remedying or attempting to remedy any such default.

21.	PROVISO FOR RE-ENTRY

21.1 Provided, and it is hereby expressly agreed, that if and whenever the rent hereby reserved, or any part thereof, shall be unpaid after any of the days on which the same ought to have been paid, or in the case of the breach or non-performance of any of the covenants or agreements herein contained on the part of the Tenant, if such breach or non-performance is not cured within seven (7) days after delivery of notice by the Landlord to the Tenant specifying such breach or non-performance, or if incapable of being cured or performed within the said seven (7) day period then, as soon thereafter as it is capable of being cured or performed, then and in either of such cases it shall be lawful for the Landlord at any time thereafter, into and upon the Leased Premises or any part thereof, in the name of the whole to re-enter, and the same to have again, repossess and enjoy, as of the Landlord's former estate; anything hereinafter contained to the contrary notwithstanding.

21.2 If the Landlord is entitled to re-enter the Leased Premises under this Lease or at law or at equity, the Landlord, in addition to its other rights and remedies, may terminate the Lease forthwith by leaving notice of such termination in the Leased Premises.

22.	ASSIGNING, SUBLETTING AND CHANGE OF CONTROL OF CORPORATION

22.1 The Tenant covenants that it shall not assign this Lease or sublet the whole or any part of the Leased Premises or part with possession of the whole or any part of be Leased Premises without the prior written consent of the Landlord, such consent may not be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing as the Landlord may reasonably require with respect to the proposed assignee or subtenant including the name, address, nature of business, and information likely to show the financial responsibility and standing of such proposed assignee or subtenant.

22.2 In no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed and in any event the Tenant shall be liable for the Landlord's reasonable costs incurred in connection with the Tenant's request for consent.

22.3 If the Tenant is a corporation, other than a corporation of shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise, without first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by the present shareholders to and between themselves or in the event of any transmission of shares on death or by operation of law and, provided further, that the Landlord's consent shall not be unreasonably withheld where control of the Tenant corporation is to pass to persons, firms, partnerships or corporations who would not be precluded from accepting an assignment of this Lease under the conditions, assurances, provisions and intent of Section 22.1. If such control changes without the Landlord's written consent being obtained, save as herein provided, then at the option of the Landlord, this Lease may be terminated by the Landlord by notice of termination to the Tenant given at any time up to but not later than sixty (60) days after the Landlord ascertains or is advised that such change has occurred. Such notice of termination shall state the date on which the Lease shall terminate, which shall be not less than thirty (30) days nor more than ninety (90) days following delivery of the said notice.

23.	LEAVE IN REPAIR

23.1 The Tenant shall, at the expiration or sooner determination of the said Term, peaceably surrender and yield up unto the said Landlord the Leased Premises with the appurtenances, together with all buildings, fixtures or erections (except as otherwise provided in Section II of this Lease) which at any time during the said Term shall be made thereon in good repair and condition in accordance with the Tenant's obligation to repair as hereinbefore contained, except as otherwise provided in this Lease.

24.	TIDY CONDITION

24.1 The Leased Premises and every part thereof shall be kept in a clean and tidy condition, and no waste paper, garbage, ashes or waste or objectionable material shall be permitted to accumulate thereon.

25.	CARE OF PREMISES

25.1 The Tenant shall beat the Leased Premises at its own expense during the Term hereof, at all times to the extent necessary to prevent damage thereto by frost, and the Tenant shall maintain in good operating condition and to the satisfaction of the Landlord the plumbing fixtures and heating and air conditioning equipment and shall keep the same in clean and good working order. It is understood and agreed that in case the said fixtures and equipment or any part thereof shall be damaged or destroyed or become incapable of performing their function, the Tenant shall repair or replace the same.

26.	QUIET ENJOYMENT

26.1 The Landlord covenants and agrees with the Tenant that upon the Tenant paying the rent hereby reserved and all amounts recoverable hereunder as rent reserved and any arrears under this Lease and any interest payable by the Tenant in respect thereof, within the periods limited herein for the payment hereof, and upon the Tenant observing and performing the covenants and agreements herein contained within the periods limited for the observance and performance thereof, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted without any interruption or disturbance from the Landlord or any person or persons claiming by, through or under the Landlord.

27.	STRUCTURAL REPAIRS AND ROOF

27.1 The Landlord shall be responsible for the maintenance and repair of the building structure within which the Leased Premises are situate, and the roof thereof.

AND THE PARTIES FURTHER AGREE AS FOLLOWS:

28.	NEGLIGENCE

28.1 The parties hereto agree the Landlord shall not be liable nor responsible in any way for any personal injury that may be suffered or sustained by the Tenant or any employee of the Tenant or any customer of the Tenant, or any other person who may be upon the Leased Premises or in or about the building of which the Leased Premises form part or on the sidewalks, parking areas, lanes or street adjacent thereto, or for any loss of or damage or injury to, property belonging to or in the possession of the Tenant or any employee of the Tenant or any other person and, in particular, the Landlord shall not be liable for any injury, loss or damage to person or property caused by smoke, steam, water, ice, rain, snow or fumes which may leak, issue or flow into the Leased Premises from any part of the building of which the Leased Premises forma a part or from the water sprinkler, drainage or smoke pipes or plumbing equipment therein or from any other place or quarter or caused by or attributable to the condition or arrangement of any electrical or other wiring or of the air conditioning equipment or caused by anything done or omitted by any Tenant or other occupant.

29.	ENVIRONMENTAL COVENANTS

29.1 The Tenant shall not cause or permit to occur:

(i.)	any violation of any Applicable Law (hereinafter defined) related to environmental conditions on, under, or about the Leased Premises, or arising from the Tenant's use or occupancy of the Leased Premises, but not limited to, soil and ground water conditions; or

(ii.)	the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances;

29.2 Applicable Law means any law, statute, regulation, by-saw, ordinance or other requirement of any federal provincial, regional or municipal government or any governmental or other authority having jurisdiction.

29.3 Hazardous Substances includes, without limitation, explosives, flammable, radioactive materials, asbestos, radon, polychlorinated biphenyls (PCBs), chemical known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum products, and substances declared to be hazardous or toxic under any Applicable Law.

29.4 If any governmental authority requires the clean up of any Hazardous Substances held, released, spilled, abandoned or placed upon the Leased Premises or any other lands or released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, disposed or dumped into the environment by the Tenant in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Leased Premises, the Tenant shall carry out the following actions at its own risk and expense:

(i)	prepare all necessary studies, plans and proposals and submit them for approval;

(ii)	provide all bonds and other security require by any governmental body; and

(iii)	carry out the work required and keep the Landlord fully informed; and

(iv)	provide the Landlord full information with respect to proposed plans and comply with the Landlord's reasonable requirements with respect to such plans.

29.5 The Tenant shall indemnify, defend, and hold harmless the Landlord and its officers, directors, beneficiaries, shareholders, partners, agents, and employees against and from all fines, suits, proceedings, claims, and actions of every kind, and all costs associated therewith (including solicitor's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs at any time, at, about or from the Leased Premises as a result of the use or occupancy of the Leased Premises by the Tenant or any person it permits to be on the Leased Premises, or from any violation of the Tenant's obligations set out in this Section 9.

29.6 If the Tenant fails to fulfill any duty imposed under this Section 29 within a reasonable time, the Landlord may do so; and in such case, the Tenant shall cooperate with the Landlord. No such action by the Landlord and no attempt made by the Landlord to mitigate damages shall constitute a waiver of any of the Tenant's obligations under this Section 29.

29.7 The Tenant's obligations and liabilities under Section 29 hereof shall survive the expiration or other termination of this Lease.

30.	FOLLOW GOODS

30.1 Provided that in case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, after any default by the Tenant of the provisions of Section 31, the Landlord may follow the same for thirty (30) days.

31.	EVENTS OF DEFAULT

31.1 Whenever:

(i.)	the Rent or other amounts payable by the Tenant under this Lease or any part thereof are not paid when they become due;

(ii.)	any of the written agreements, conditions or rules and regulations on the part of the Tenant to be kept, observed or performed are not so kept, observed and performed within seven (7) days (or such longer period of time as may be reasonably required to rectify the situation) after written notice of default given by the Landlord to the Tenant;

(iii.)	the Leased Premises remain vacant for more than five (5) days, except with notice to the Landlord and for a reasonable cause, when capable of being occupied;

(iv.)	a receiver or receiver-manager of the Tenant's goods and chattels or business is appointed or any of the Tenant's goods and chattels are seized;

(v.)	the Tenant makes an assignment for the benefit of creditors or any bulk sale or becomes bankrupt or insolvent, or takes the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors; or

(vi.)	the Tenant is a corporation and any order is made for the winding up of the Tenant, or other termination of the corporate existence of the Tenant;

then and in every such case, the Landlord, at its option, may terminate the Lease by delivering to the Tenant notice in writing to that effect and immediately upon such delivery this Lease will terminate, without prejudice to any rights of the Landlord which may have accrued prior to such termination and to any claim for loss or damages which the Landlord may have against the Tenant in respect of the Tenant's default. In the event of such termination, the then current month's rent and the next three (3) months' rents will immediately become due and payable, and the Landlord may immediately claim the same together with any arrears then unpaid and any other amounts owing to the Landlord by the Tenant. The Landlord may immediately or at any time thereafter and without notice or any form of legal process, take possession of the Leased Premises, or any part thereof in the name of the whole, and may expel the Tenant and those claiming through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, any statute or law to the contrary and without prejudice to any remedies which might otherwise be used for arrears of rents or preceding breach of covenant.

32.	ALTERATION AND BUILDERS' LIENS

32.1 The parties hereto agree that any building, erection, alteration or improvements placed or erected upon the Leased Premises shall become a part thereof and shall not be removed and shall be subject to all the provisions of this Lease. No building, erection, alteration or improvement shall be erected upon the Leased Premises with the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

32.2 The Tenant shall not suffer or permit any lien under the Builders' Lien Act or any like statute to be filed or registered against the Leased Premises or any fixtures or improvements thereon, by reason of work, labour, services and materials supplied or claimed to have been supplied to the Tenant or anyone holding any interest in any part thereof through or under the Tenant. If any such lien shall at any time be filed or registered, the Tenant shall procure registration of a discharge within ten (10) days after the lien has come to the notice or knowledge of the Tenant, provided however that should the Tenant desire to contest in good faith the amount or validity of any lien and shall have so notified the Landlord, and if the Tenant shall have deposited with the Landlord or paid into court to the credit of any lien action the amount of the lien claim plus a reasonable amount for costs, then the Tenant may defer payment of such lien claim for a period of time sufficient to enable the Tenant to contest the claim with due diligence, provided always that the Leased Premises or any part thereof not the Tenant's leasehold interest therein shall not thereby become liable to forfeiture or sale. The Tenant shall pay any damages and satisfy and discharge any judgments entered thereon and save harmless the Landlord from any claim or damage resulting therefrom. It is further agreed that the Landlord may, but shall not be obliged to, discharge any such lien if the Tenant shall fail to do so if in the Landlord's judgment the whole premises or any part thereof of the Landlord's or the Tenant's interest therein becomes Liable to any forfeiture or sale or is otherwise in jeopardy, and any amount paid by the Landlord in so doing, together with all reasonable costs and expenses of the Landlord in connection therewith, shall be reimbursed to the Landlord by the Tenant on demand and may be recovered as rent in arrears. Nothing herein contained shall authorize the Tenant, or imply any consent or agreement on the part of the Landlord, to subject the Landlord's estate and interest in the whole premises to any liens.

33.	DAMAGE OR DESTRUCTION AND EXPROPRIATION OF LEASED PREMISES

33.1 If an whenever the Leased Premises or the building containing them shall be destroyed, demolished or damaged by fire or other cause, to such an extent that the same shall not be capable with due diligence of being repaired, restored or rebuilt within a period of one hundred and eighty (180) days after the happening of such destruction, demolition or damage, then the Landlord, at its option, may terminate this Lease upon thirty (30) days' written notice to the Tenant given within thirty (30) days of the date of such destruction or damage, and the Tenant shall thereupon immediately surrender the Leased Premises and this Lease to the Landlord and the rent shall be apportioned to the date of such damage or destruction.

33.2 If the Landlord bas not given notice of termination pursuant to Section 33.1, the Landlord shall continue in forthwith commence and carry out with due diligence the repair thereof, and this Lease shall continue in full force and effect save the rent hereby reserved shall abate proportionately (unless the damage was caused by the fault or negligence of the Tenant or its employees, invitees or others under its control) having regard to such part of the Leased Premises as has been rendered unfit for occupancy, until the repairs have been completed; provided that there shall be no abatement of rent for any time required for the replacement or repair of any property of the Tenant. If any dispute shall arise between the Landlord and Tenant with regard to the amount of the rent so to abate, the matter shall be referred to arbitration.

33.3 If at any time during the Term all or any part of Leased Premises is acquired or expropriated by any expropriating authority then the Landlord may, at its option terminate this Lease as of the date of such expropriation and, in such event, the Tenant will have no claim against the Landlord for damages or for any reason whatsoever. If at any time during the Term all or substantially all of the Leased Premises is acquired or expropriated by any expropriating authority, the then Tenant may, at its option, terminate this Lease as of the date of such expropriation and, in such event, the Landlord and Tenant will have no claim against the other for damages or for any reason whatsoever.

34.	LANDLORD'S RIGHT TO DO WORK

34.1 The Landlord and persons authorized by the Landlord shall have the right to make additions, improvements, installations, alterations and repairs to the Leased Premises (including the right to enter the Leased Premises for all such purposes), and the Landlord may cause obstructions or interference with the use or enjoyment of the Leased Premises as may be reasonably necessary for the purpose aforesaid PROVIDED such obstruction or interference is not such as would prevent the Tenant, making reasonable adjustment to the conduct of its business, from continuing to carry on its business in the Leased Premises; and the Landlord shall make all such additions, improvements, installations and repairs as expeditiously as reasonably possible.

35.	SIGNS

35.1 The Tenant at any time and from time to time at its own expense, and after obtaining the written consent of the Landlord, may install and maintain at the front of the Leased Premises any signs, advertising material, electric signs, and other signs capable of being illuminated, all of which signs and advertising material shall remain the property of the Tenant, who shall remove the same at the expiration of the Term hereof; provided it shall make good all damage caused by such removal. The erection, size, location and design of all signs outside the front of the Leased Premises shall be subject to the prior written approval of the Landlord or its architects, which shall not be unreasonably withheld, taking into account the character and construction of the Leased Premises, the nature of the Tenant's business, and in compliance with the City codes and City By-Laws/Regulation, and the by-laws, and the requirements of all other relevant authorities.

36.	OVERHOLDING

36.1 If, at the expiration of this Lease, the Tenant shall, with the consent of the Landlord, hold over for any reason, the tenancy of the Tenant thereafter shall, in the absence of written agreement to the contrary, be from month to month at a rent per month equal to the amount that is one-tenth of the annual rental payable by the Tenant in respect of the immediately preceding year under this Lease, such rent to be payable in advance on the first day of each month, and such tenancy shall be upon and subject to all the terms and conditions of this Lease, except that the tenancy shall be from month to month without any right of renewal.

37.	LANDLORD'S SIGNS & SALE OF LEASED PREMISES

37.1 Provided that the Landlord shall have the right, within three (3) months from the expiration of the said Term, to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Leased Premises are for sale or to let, and further provided that the Tenant will not remove such notice or permit the same to be removed.

37.2 Should the Landlord convey or assign or otherwise divest itself or its interest in the Leased Premises, it will be relieved of all obligations under this Lease from and after the effective date of such conveying, assigning or divesting, sae and except for obligation to account to the Tenant for any monies due and payable to the Tenant by the Landlord pursuant to this Lease.

37.3 During the Term, the Tenant may offer to purchase from the Landlord the Leased Premises at a fair market price to be agreed upon between the Landlord and the Tenant.

38.	COLLECTION OF OTHER AMOUNTS DUE

38.1 Any sums, costs, expenses or other amounts from time to time due and payable by the Tenant to the Landlord under the provisions of this Lease, whether by way of indemnity or otherwise, and whether or not expressed to be rent hereunder, may at the option of the Landlord be treated as and deemed to be rent, in which event the Landlord will have all remedies for the collection thereof, when in arrears, as are available to the Landlord for the collection of rent in arrears.

39.	INTEREST ON AMOUNT IN ARREARS

39.1 When rent or any other amount payable hereunder by the Tenant to the Landlord shall be in arrears, the same shall bear interest at the rate of Eighteen (18%) percent per annum, calculated on a daily basis, until paid and the Landlord shall have all remedies for the collection of such interest, if unpaid after demand, as in the case of rent in arrears, but this stipulation for interest shall not prejudice or affect any other remedies of the Landlord under this Lease.

40.	EVIDENCE OF PAYMENTS

40.1 The Tenant shall from time to time, at the request of the Landlord, produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease, except payments of rent required to be made to the Landlord.

41.	INSPECTION

41.1 Provided also that, during the Term hereby created, any person or persons may inspect the Leased Premises and all parts thereof at all reasonable times on producing a written order to that effect signed by Landlord, or its agents.

42.	REMEDIES OF LANDLORD ARE CUMULATIVE

42.1 The remedies of the Landlord specified in this Lease are cumulative and are in addition to any remedies of the Landlord at law or equity, and no remedy shall be deemed to be exclusive, but the Landlord may from time to time have recourse to one or more or all of the available remedies specified herein or at law or equity. In addition to any other remedies provided in this Lease, the Landlord shall be entitled to apply to restrain by injunction any violation or attempted or threatened violation by the Tenant of any of the covenants hereof.

43.	EFFECT OF WAIVER BY LESSOR

43.1 The failure of the Landlord to insist upon the strict performance of any covenant of this Lease shall not waive such covenant, and the waiver by the Landlord of any breach of any covenant of this Lease shall not waive such covenant in respect of any future or other breach. The receipt and acceptance by the Landlord of rent or other monies due hereunder with knowledge of any breach of any covenant by the Tenant shall not waive such breach. No waiver by the Landlord shall be effective unless made in writing.

44.	CONDONING, ETC.

44.1 It is further agreed that any condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, agreement, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non-observance, nor as to defeat or affect in any way the rights of the Landlord herein in respect of any such subsequent default, breach or non-observance.

45.	SUBORDINATION

45.1 The Tenant covenants and agrees with the Landlord that the Tenant shall from time to time upon the written request of the Landlord, enter into an Indenture:

(i)	Subordinating the Term hereby demised and the rights of the Tenant hereunder to any mortgage or ground lease, present or future, which includes the Leased Premises; or at the option of the Landlord

(ii)	Agreeing that the Term hereby demised shall be prior to any such mortgage or ground lease.

46.	NO LIABILITY FOR INDIRECT DAMAGE, ETC

46.1 Under no circumstances shall the Landlord be liable for indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance of any covenants of the Landlord herein contained including the beating of the Leased Premises or the operation of the air conditioning equipment, elevators, plumbing or other equipment in the Leased Premises.

47.	LEASE ENTIRE AGREEMENT

47.1 There is no promise, representation or undertaking by or bind upon the Landlord with respect to any alteration, remodeling or decorating of or installation of equipment or fixtures in the Leased Premises except such, if any, as is expressly set forth in this Lease and this Lease contains all the agreements and conditions made between the parties hereto.

48.	PARAGRAPH HEADINGS

48.1 The Landlord and Tenant agree that the paragraph headings in this Lease form no part of this Lease, and shall be deemed to have been inserted for convenience of reference only.

49.	NOTICE, ETC.

49.1 Any notice, request or demand herein provided for or given hereunder, shall be sufficiently given if mailed by registered mail to the address as hereinbefore mentioned or to such addresses as may be so notified in writing to the Landlord from time to time.

49.2 Any notice mailed as aforesaid shall be conclusively deemed to have been given on the third business day following the day on which such notice is mailed as aforesaid. Either the Landlord or the Tenant may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notice thereafter.

50.	MISCELLANEOUS

50.1 Unless the contrary intention appears, the words "Landlord" and "Tenant" wherever they appear in this Lease shall mean respectively "Landlord, his executors, administrators, successors and/or assigns", and "Tenant, its administrators, successors and/or assigns", and if there is more than one Tenant or Landlord, or the Tenant or Landlord is a female person or a corporation, this Lease shall be read with all grammatical changes appropriate by reason thereof; and words importing the singular shall include the plural (and vice versa) where the context or circumstances so require; and if two or more persons are ten, all their obligations shall be joint and several.

51.	OPTION TO RENEW

51.1 If the Tenant duly and regularly pays the rent and charges required pursuant to this Lease to be paid by the Tenant and performs all and every of the covenants, provisos and agreements herein on the part to be paid and performed, whether enforced by the Landlord or not, the Tenant may, upon six (6) months notice in writing expiring prior to the expiration of the Term, renew the within Lease for a further term of three (3) years (the "NEW TERM") on the same terms and conditions as set out in this Lease, save and except as to the Rent payable and save and except as to this renewal clause. The aforesaid New Term shall commence on the day subsequent to the termination or expiration of the Term of this Lease.

51 .2 The Minimum Rent payable to the Landlord during the New Term will be the fair market rental in the amount agreed upon between the Landlord and the Tenant having regard to the prevailing rates in the open market then being charged for the best use of similar premises being leased for the duration of the New Term, but will in any event not be less than the Minimum Rent for the New Term within three (3) months prior to the commencement of the New Term, the matter will be determined by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act and in accordance with the forgoing provisions.

52.	INDEMNIFIER'S COVENANTS

52.1 In consideration of the sum of one dollar and other good and valuable consideration (the receipt of which is hereby acknowledged by the Indemnifier), the Indemnifier hereby covenants and agrees with the Landlord that at all times during the Term including without limitation during any extensions or renewals of this Lease, it will:

(a)	make the due and punctual payment of all rent, monies, charges and other amounts of any kind whatsoever payable under this Lease by the Tenant whether to the Landlord or otherwise and whether this Lease has been disaffirmed or disclaimed;

(b)	effect prompt and complete performance of all and singular the terms, covenants and conditions contained in this Lease on the part of the Tenant to be kept, observed and performed; and

(c)	indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure by the Tenant to pay the aforesaid rent, money, charges or other amount due under this Lease or resulting from any failure by the Tenant to observe or perform any of the terms, covenants and conditions in this Lease.

This indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by:

(i.)	any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under this Lease;

(ii.)	any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in this Lease;

(iii.)	any assignment of this Lease by the Tenant or by any trustee, receiver or liquidator;

(iv.)	any consent which the Landlord gives XXX any such assignment or subletting;

(v.)	any amendment to this Lease or any waiver by the Tenant of any of its rights under this Lease;

(vi.)	the expiration of the Term; or

(vii.)	the termination of this Lease.

The Indemnifier hereby expressly waives notice of the acceptance of this indemnity and all notice of nonperformance, non-payment or non-observance on the part of the Tenant of the terms, covenants, conditions and provisions of the Lease.

In the event of a default under this Lease or hereunder, the Indemnifier waives any right to require the Landlord to:

(A).	proceed against the Tenant or pursue any rights or remedies with respect to this Lease;

(B).	proceed against or exhaust any security of the Tenant held by the Landlord; or

(C).	pursue any other remedy whatsoever in the Landlord's power.

The Landlord shall have the right to enforce this indemnity regardless of the acceptance of additional security from the Tenant and regardless of the release or discharge of the Tenant by the Landlord or by others or by operation of any law.

Without limiting the generality of the foregoing, the liability of the Indemnifier under this indemnity shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up or other creditors' proceeding or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term. The liability of the Indemnifier shall not be affected by any repossession of the Demised Premises by the Landlord provided however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the same, shall be credited from time to time, immediately upon ascertainment.

No action or proceeding brought or instituted under this indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this indemnity by reason of any further default or defaults hereunder and in the performance and observance of the terms, covenants, conditions and provisions in this Lease.

No modification of this indemnity shall be effective unless the same be in writing and signed by the Indemnifier and the Landlord.

All of the terms, agreements and conditions of this indemnity shall extend to and be binding upon the Indemnifier, his heirs executors, administrators, successors and assigns, and shall enure to the benefit of and may be enforced by the Landlord, its heirs, executors, administrators, successors and assigns, and the holder of any mortgage to which this Lease may be subject and subordinate from time to time."

IN WITNESS WHEREOF the parties hereto have hereunto duly executed these presents:

SIGNED, SEALED AND DELIVERED by the Landlord:	)
)
TORO HOLDINGS LTD.	)
by its authorized signatory:	)
)
[pending]	)
Name	)
)
)
SIGNED, SEALED AND DELIVERED by the Tenant:	)
)
NORTHERN VINE CANADA INC.	)
by its authorized signatory:	)
)
[pending]	)
Name	)
)
)
SIGNED, SEALED AND DELIVERED by the Indemnifier in the presence of:	)
)
[pending]	)
Name	)
)
Address	)
)
	)	Michael Withrow
)
)
Occupation	)